                                                                                                  Exhibit 11.01

                                          Elantec Semiconductor, Inc.

                                 Statement Re Computation of Per Share Earnings


                                                                                      September 30,
                                                                                 1997     1996     1995
                                                                                ------------------------
                                                                         (in thousands, except per share data)

Net income                                                                      $  566   $4,389   $2,713
                                                                                ========================

Common and common equivalent shares outstanding:
   Common stock                                                                  8,881    8,505    1,858
   Convertible preferred stock                                                    --       --      4,937
   Common stock options                                                            442      827    1,055
                                                                                ------------------------
                                                                                 9,323    9,332    7,850
   Common and common  equivalent  shares  related to stock
     and option  issuances in accordance with SAB Nos. 55,
     64, and 83                                                                   --       --         24
                                                                                ------------------------

Common and common  equivalent shares used in computing per
   share amounts                                                                 9,323    9,332    7,874
                                                                                ========================
Net income per share                                                            $ 0.06   $ 0.47   $ 0.34
                                                                                ========================

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